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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Health Management Systems, Inc.:

     We consent to the incorporation by reference of our report dated November 12, 1995 with respect to the consolidated financial statements of Health Information Systems Corporation and Subsidiary as of and for the period ended October 31, 1995, included in the Annual Report (Form 10-K) of Health Management Systems, Inc. for the year ended October 31, 1995, in the Registration Statement (Form S-4) of Health Management Systems, Inc. for the registration of 233,000 shares of its $.01 par value common stock.

                                          ERNST & YOUNG LLP

New York, New York
September 27, 1996